Exhibit 99.1

Cryoport Reports First Quarter 2025 Financial Results

•	Commercial Cell & Gene therapy revenue of $7.2 million, up 33% year over year

•	Q1 2025 revenue from continuing operations of $41.0 million, up 10% year over year

•	Supporting 711 global clinical trials as of March 31, 2025

•	Strategic partnership with DHL; CRYOPDP divestiture expected to close Q2/Q3 2025

NASHVILLE, Tennessee, May 7, 2025, - Cryoport, Inc. (NASDAQ: CYRX) (Cryoport), a global provider of temperature-controlled supply chain solutions for the life sciences sector, today announced financial results for the first quarter (Q1) ended March 31, 2025.

Jerrell Shelton, CEO of Cryoport, commented, “We delivered a strong start to the year with $41.0 million of revenue from continuing operations, which represented 10% year-over-year growth and drove meaningful improvement in adjusted EBITDA. We believe order patterns are stabilizing in our Life Sciences Products segment, while engagement levels increased significantly in our Life Sciences Services segment, highlighting a new momentum in our business. Consequently, we are optimistic in our outlook for the full year. Looking ahead, we continue to navigate through the current economic environment and, at this point in time, anticipate minimal impact from tariffs as we believe related charges will be passed through if and when they occur.

“Revenue growth from our support of commercial Cell & Gene therapies was up 33% year over year, while Life Sciences Services revenue, in total, increased 17% year-over-year. Our momentum in the Life Sciences Services space, which accounted for 56% of our total revenue in the first quarter of 2025, continues to be driven by the increasing development and commercialization of Cell & Gene-based therapies, which we expect will persist even in the current economic environment.

“We are also seeing further signs of demand stabilization in our Life Sciences Products business as we continue to expand our product portfolio to capture new revenue streams with innovative products such as the recently launched cryogenic storage system, MVE High-Efficiency 800C. The HE 800C, released in the first quarter of 2025 by MVE, meets the needs of facilities that have limited space yet require high capacity and security.

“Another key milestone this quarter was the announcement of our strategic partnership with the DHL Group, which includes DHL’s anticipated acquisition of CRYOPDP, expected to close in the second or third quarter of this year. We believe this arrangement will enhance our operational reach, especially in the APAC and EMEA regions, and reshape our competitive profile within the industry by leveraging the global scale and capabilities of our strategic partner. The disposition of CRYOPDP is in response to the evolution of our industry and the ecosystem that is supporting it. The disposition will also provide us with a strong infusion of capital, represented by a substantial return on investment. Strategically, our partnership with DHL enables us to sharpen our organizational focus with the core of our services offerings directed towards the rapidly growing regenerative medicine space.

“In summary, we made meaningful progress in the first quarter, advancing revenue growth, operational efficiency, and entering into a strategic partnership with DHL. We believe this positions us well to accelerate our growth and we remain focused on supporting the increasing number of commercial regenerative medicine products and their rollouts around the world. In addition, we are also advancing other key initiatives such as our IntegriCell™ Cryopreservation Solution, completing our Global Supply Chain Centers, and introducing new innovative products to better serve our clients and diversifying our revenue streams. We remain confident these actions and our momentum will lead us to a return to positive adjusted EBITDA during 2025,” concluded Mr. Shelton.

In tabular form, Q1 2025 revenue from continuing operations compared to Q1 2024 was as follows:

Cryoport, Inc. and Subsidiaries

Revenue

(unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024	% Change
Life Sciences Services	$22,865	$19,485	17%
BioLogistics Solutions	18,531	15,957	16%
BioStorage/BioServices	4,334	3,528	23%
Life Sciences Products	$18,175	$17,806	2%
Total Revenue From Continuing Operations	$41,040	$37,291	10%

BioStorage/BioServices revenue continued to grow double digits year-over-year, increasing 23% in Q1 2025 as we continue to introduce our capabilities to existing clients, as well as add new clients into our global network, and as more commercial therapies progress in the number of patients treated.

Revenue from the support of commercial Cell & Gene therapies increased 33% year-over-year. As of March 31, 2025, we supported nineteen (19) commercial therapies.

As of March 31, 2025, Cryoport supported a total of 711 global clinical trials, a net increase of 36 clinical trials over March 31, 2024, with 79 of these clinical trials in Phase 3. The number of trials by phase and region are as follows:

Cryoport Supported Clinical Trials by Phase

Clinical Trials	March 31,
	2023	2024	2025
Phase 1	269	286	304
Phase 2	301	312	328
Phase 3	82	77	79
Total	652	675	711

Cryoport Supported Clinical Trials by Region

Clinical Trials	March 31,
	2023	2024	2025
Americas	502	518	544
EMEA	108	112	118
APAC	42	45	49
Total	652	675	711

In the first quarter, six BLA/MAA filings occurred: three filings were for brand new therapies and three filings were for geographic expansion. Additionally, Bristol Myers received a supplemental approval from the European Commission to expand the label of Breyanzi® as a third line treatment for relapsed or refractory follicular lymphoma. Recently and subsequent to the end of Q1 2025, Cryoport’s customer Abeona Therapeutics received U.S. Food and Drug Administration (FDA) approval for their cell therapy ZEVASKYNTM, for the treatment of Recessive Dystrophic Epidermolysis Bullosa (RDEB). During the remainder of 2025, we anticipate up to an additional seventeen (17) application filings, four (4) new therapy approvals and an additional four (4) approvals for label/geographic expansions or moves to earlier lines of treatment.

Financial Highlights

The results of CRYOPDP, a specialty courier business and operating segment within Cryoport’s Life Sciences Services reportable segment are presented as discontinued operations for all periods presented within the Condensed Statements of Operations and Condensed Consolidated Balance Sheets included in this press release, and are also not included in the non-GAAP financial measures presented herein. On March 31, 2025 the Company entered into a Sale and Purchase Agreement with DHL Supply Chain International Holding B.V. (“DHL”), pursuant to which the Company would divest CRYOPDP and enter into a master partnership agreement with DHL. The divestiture and strategic partnership with DHL are expected to enhance the Company’s ability to develop its business, particularly in the EMEA and APAC regions, and to provide differentiated and high-value services aligned with the Company’s long-term growth strategy. The transaction is subject to customary closing conditions, including regulatory approval under relevant government antitrust and foreign direct investment laws, and is expected to close in the second or third quarter of 2025.

Revenue

•	Total revenue from continuing operations for Q1 2025 was $41.0 million compared to $37.3 million for Q1 2024, a year-over-year increase of 10.1% or $3.7 million.

o	Life Sciences Services revenue (representing 56% of our total revenue) for Q1 2025 was $22.9 million compared to $19.5 million for Q1 2024, up 17.3% year-over-year, including BioStorage/BioServices revenue of $4.3 million, up 22.8% year-over-year.

o	Life Sciences Products revenue (representing 44% of our total revenue) for Q1 2025 was $18.2 million compared to $17.8 million for Q1 2024, up 2.1% year-over-year.

Gross Margin

•	Total gross margin from continuing operations was 45.4% for Q1 2025 compared to 40.4% for Q1 2024.

o	Gross margin for Life Sciences Services was 47.9% for Q1 2025 compared to 43.5% for Q1 2024.

o	Gross margin for Life Sciences Products was 42.3% for Q1 2025 compared to 37.0% for Q1 2024.

Operating Costs and Expenses

•	Operating costs and expenses from continuing operations were $28.1 million for Q1 2025 compared to operating costs and expenses of $32.6 million for Q1 2024, representing a 13.7% decrease year-over-year.

Net Loss – including Discontinued Operations

•	Net loss for Q1 2025 was $12.0 million compared to a net loss of $18.9 million for Q1 2024.

•	Net loss attributable to common stockholders was $14.0 million, or $0.28 per share for Q1 2025, compared to a net loss attributable to common stockholders of $20.9 million, or $0.43 per share for Q1 2024.

Adjusted EBITDA

•	Adjusted EBITDA, a non-GAAP measure, was a negative $2.8 million for Q1 2025, compared to a negative $6.7 million for Q1 2024.

Cash, Cash equivalents, and Short-Term Investments

•	Cryoport held $244.0 million in cash, cash equivalents, and short-term investments as of March 31, 2025.

Share Repurchase Program

•	The Company has approximately $73.9 million in total of repurchase authorization available under its two repurchase programs as of March 31, 2025.

Guidance for Continuing Operations for Full Year Fiscal 2025

•	The Company is reiterating its revenue guidance for fiscal year 2025: total organic revenue is expected to be in the range of $165.0 million to $172.0 million, representing 5% to 10% growth year-over-year. The Company's 2025 guidance is dependent on its current business and expectations, which may be further impacted by, among other things, factors that are outside of our control, such as national economic factors, the global macroeconomic and geopolitical environment, supply chain constraints, inflationary pressures, tariffs and other trade restrictions and/or the effects of foreign currency fluctuations, as well as the other factors described in the Company's filings with the Securities and Exchange Commission ("SEC"), including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC.

Note: All reconciliations of GAAP to adjusted (non-GAAP) figures above are detailed in the reconciliation tables included later in the press release.

Additional Information

Further information on Cryoport’s financial results is included in the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, which is expected to be filed with the SEC on May 7, 2025. Additionally, the full report will be available in the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoportinc.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: In addition to the earnings release, a document titled “Cryoport First Quarter 2025 in Review”, providing a review of Cryoport’s business update, will be issued at 4:05 p.m. ET on Wednesday, May 7, 2025. The document is designed to be read in advance of the questions and answers conference call and will be accessible at https://ir.cryoportinc.com/news-events/ir-calendar.

Cryoport management will host a conference call at 5:00 p.m. ET on May 7, 2025. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results. A slide deck will accompany the call.

Conference Call Information

Date:	Wednesday, May 7, 2025

Time:	5:00 p.m. ET

Dial-in numbers:	1-800-717-1738 (U.S.), 1-646-307-1865 (International)

Confirmation code:	Request the “Cryoport Call” or Conference ID: 1180684

Live webcast:	‘Investor Relations’ section at www.cryoportinc.com or click here.

Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

The questions and answers call will be recorded and available approximately three hours after completion of the live event in the Investor Relations section of the Company's website at www.cryoportinc.com for a limited time. To access the replay of the questions and answers click here. A dial-in replay of the call will also be available to those interested, until May 14, 2025. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (International) and enter replay entry code: 1180684#.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX), is a global leader in temperature-controlled supply chain solutions for the Life Sciences, with an emphasis on regenerative medicine. We support biopharmaceutical companies, contract manufacturers (CDMOs), contract research organizations (CROs), developers, and researchers with a comprehensive suite of services and products designed to minimize risk and maximize reliability across the temperature-controlled supply chain for the Life Sciences. Our integrated supply chain platform includes the Cryoportal® Logistics Management Platform, advanced temperature-controlled packaging, informatics, specialized biologistics, biostorage, bioservices, and cryogenic systems, which in varying combinations deliver end-to-end solutions that meet the rigorous demands of the life sciences. With innovation, regulatory compliance, and agility at our core, we are "Enabling the Future of Medicine™."

Our corporate headquarters, located in Nashville, Tennessee, is complemented by global sites in the Americas, EMEA (Europe, the Middle East, and Africa), and APAC (Asia Pacific), including locations in the United States, United Kingdom, France, the Netherlands, Belgium, Germany, Japan, and China.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at https://x.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the Company's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to the Company's industry, business, long-term growth prospects, plans, strategies, acquisitions, future financial results and financial condition, such as the Company's outlook and guidance for full year 2025 revenue and the related assumptions and factors expected to drive revenue, projected growth trends in the markets in which the Company operates, the Company's plans and expectations regarding the launch of new products and services, such as the expected timing and benefits of such products and services launches, the Company’s expectations about future benefits of its acquisitions, and anticipated regulatory filings, approvals, label/geographic expansions or moves to earlier lines of treatment approved with respect to the products of the Company's clients. Forward-looking statements also include those related to the Company’s belief regarding the stabilization of order patterns in its Life Sciences Products segment, the Company’s anticipation of minimal impact from tariffs as it believes related charges will be passed through if and when they occur, the Company’s expectation that development and commercialization of Cell & Gene-based therapies will continue to increase, the Company’s belief that it is positioned well to accelerate its growth, the Company’s belief regarding a return to positive adjusted EBITDA during 2025, and the Company’s beliefs and expectations related to the transaction with DHL, including the anticipated disposition of CRYOPDP (the “DHL Transaction”), such as the expected timetable for closing the DHL Transaction, including the satisfaction or waiver of closing conditions, and the expected benefits relating to the DHL Transaction. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, tariffs and other trade restrictions, the effects of foreign currency fluctuations, trends in the products markets, variations in the Company's cash flow, market acceptance risks, and technical development risks. Additional risks and uncertainties relating to the DHL Transaction include, but are not limited to, whether all conditions precedent to the closing of the DHL Transaction will be satisfied in a timely manner or at all, including regulatory approval under relevant government antitrust and foreign direct investment laws, our ability to retain and hire key personnel, the risk that disruption resulting from the DHL Transaction may adversely affect our businesses and business relationships, including with employees and suppliers, or delays in satisfying other closing conditions and disruptions in the global credit and financial markets that could have a negative impact on the completion of the DHL Transaction. The Company's business could be affected by other factors discussed in the Company's SEC reports, including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and the Company cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, the Company disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Scott Eckstein

KCSA Strategic Communications

cryoport@kcsa.com

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended March 31, (unaudited)
(in thousands, except share and per share data)	2025	2024
Revenue
Life Sciences Services revenue	$22,865	$19,485
Life Sciences Products revenue	18,175	17,806
Total revenue	41,040	37,291
Cost of revenue:
Cost of services revenue	11,920	11,011
Cost of products revenue	10,479	11,215
Total cost of revenue	22,399	22,226
Gross margin	18,641	15,065
Operating costs and expenses:
Selling, general and administrative	24,191	27,821
Engineering and development	3,934	4,752
Total operating costs and expenses:	28,125	32,573
Loss from operations	(9,484)	(17,508)
Other income (expense):
Investment income	1,573	2,600
Interest expense	(583)	(1,275)
Other income (expense), net	(300)	1,259
Loss before provision for income taxes	(8,794)	(14,924)
Provision for income taxes	(234)	(111)
Loss from continuing operations	$(9,028)	$(15,035)
Loss from discontinued operations, net	(2,953)	(3,860)
Net loss	$(11,981)	$(18,895)
Paid-in-kind dividend on Series C convertible preferred stock	(2,000)	(2,000)
Net loss attributable to common stockholders	$(13,981)	$(20,895)
Net loss per share attributable to common stockholders - basic and diluted	$(0.28)	$(0.43)
Weighted average common shares outstanding - basic and diluted	49,947,012	49,019,964

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	December 31,
(in thousands)	2025	2024
Current assets
Cash and cash equivalents	$36,102	$34,137
Short-term investments	207,929	216,460
Accounts receivable, net	28,371	25,304
Inventories	23,340	21,476
Prepaid expenses and other current assets	7,444	7,944
Current assets held for sale	108,090	36,251
Total current assets	411,276	341,572
Property and equipment, net	80,481	80,013
Operating lease right-of-use assets	39,102	39,920
Intangible assets, net	145,414	147,927
Goodwill	20,960	20,569
Deposits	1,997	1,951
Deferred tax assets	614	842
Long-term assets held for sale	-	70,699
Total assets	$699,844	$703,493

Current liabilities
Accounts payable and other accrued expenses	$13,442	$15,895
Accrued compensation and related expenses	12,681	11,209
Deferred revenue	1,774	1,061
Current portion of operating lease liabilities	3,661	3,399
Current portion of finance lease liabilities	340	315
Current portion of convertible senior notes, net	14,326	14,298
Current portion of notes payable	149	143
Current portion of contingent consideration	-	2,808
Current liabilities held for sale	27,657	15,435
Total current liabilities	74,030	64,563
Convertible senior notes, net	184,211	183,919
Notes payable, net	1,122	1,114
Operating lease liabilities, net	38,101	38,551
Finance lease liabilities, net	758	800
Deferred tax liabilities	878	804
Other long-term liabilities	1,353	296
Contingent consideration, net	580	3,751
Long-term liabilities held for sale	-	7,797
Total liabilities	301,033	301,595
Total stockholders' equity	398,811	401,898
Total liabilities and stockholders' equity	$699,844	$703,493

Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance as defined in Regulation G of the Securities Exchange Act of 1934 are included in this release: revenue at constant currency, revenue growth rate at constant currency and adjusted EBITDA. Non-GAAP financial measures are not calculated in accordance with GAAP, are not based on any comprehensive set of accounting rules or principles and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures, including revenue at constant currency, revenue growth rate at constant currency and adjusted EBITDA, should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

We believe that revenue growth is a key indicator of how Cryoport is progressing from period to period and we believe that the non-GAAP financial measures, revenue at constant currency and revenue growth rate at constant currency, are useful to investors in analyzing the underlying trends in revenue. Under GAAP, revenue from continuing operations received in local (non-U.S. dollar) currency is translated into U.S. dollars at the average exchange rate for the period presented. As a result, fluctuations in foreign currency exchange rates affect the results of our operations and the value of our foreign assets and liabilities, which in turn may adversely affect results of operations and cash flows and the comparability of period-to-period results of operations. When we use the term “constant currency,” it means that we have translated local currency revenue from continuing operations for the current reporting period into U.S. dollars using the same average foreign currency exchange rates for the conversion of revenue from continuing operations into U.S. dollars that we used to translate local currency revenue for the comparable reporting period of the prior year. Revenue growth rate at constant currency refers to the measure of comparing the current reporting period revenue from continuing operations at constant currency with the reported GAAP revenue from continuing operations for the comparable reporting period of the prior year.

However, we also believe that data on constant currency period-over-period changes have limitations, particularly as the currency effects that are eliminated could constitute a significant element of our revenue and could significantly impact our performance. We therefore limit our use of constant currency period-over-period changes to a measure for the impact of currency fluctuations on the translation of local currency revenue into U.S. dollars. We do not evaluate our results and performance without considering both period-over-period changes in non-GAAP constant currency revenue on the one hand and changes in revenue prepared in accordance with GAAP on the other. We caution the readers of this press release to follow a similar approach by considering revenue on constant currency period-over-period changes only in addition to, and not as a substitute for, or superior to, changes in revenue prepared in accordance with GAAP.

Adjusted EBITDA is defined as net loss adjusted for loss from discontinued operations, net interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, acquisition and integration costs, cost reduction initiatives, investment income, unrealized (gain)/loss on investments, foreign currency (gain)/loss, changes in fair value of contingent consideration and charges or gains resulting from non-recurring events, as applicable.

Management believes that adjusted EBITDA provides a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Company’s board of directors utilize adjusted EBITDA to gain a better understanding of Cryoport's comparative operating performance from period to period and as a basis for planning and forecasting future periods. Adjusted EBITDA is also a significant performance measure used by Cryoport in connection with its incentive compensation programs. Management believes adjusted EBITDA, when read in conjunction with Cryoport's GAAP financials, is useful to investors because it provides a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, helps identify trends in Cryoport's underlying business and in performing related trend analyses, and it provides a better understanding of how management plans and measures Cryoport's underlying business.

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP net income (loss) to adjusted EBITDA

(unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
GAAP loss from continuing operations	$(9,028)	$(15,035)
Non-GAAP adjustments to loss:
Depreciation and amortization expense	6,134	5,747
Acquisition and integration costs	1	60
Divestiture costs	2,290	—
Cost reduction initiatives	216	—
Investment income	(1,573)	(2,600)
Unrealized (gain)/loss on investments	193	(1,737)
Foreign currency loss	245	563
Interest expense, net	583	1,275
Stock-based compensation expense	3,064	4,666
Change in fair value of contingent consideration	(5,178)	293
Income taxes	234	111
Adjusted EBITDA from continuing operations	$(2,819)	$(6,657)

 Cryoport, Inc. and Subsidiaries

Total revenue by type for the three months ended March 31, 2025

(unaudited)

(in thousands)	Life Sciences Services	Life Sciences Products	Total
As Reported	$22,865	$18,175	$41,040
Non US-GAAP Constant Currency	22,994	18,340	41,334
FX Impact [$]	(129)	(165)	(294)
FX Impact [%]	(0.6)%	(0.9)%	(0.7)%